Exhibit 21
SUBSIDIARIES OF REGISTRANT

The

following

is

a

list

of

subsidiaries

of

the

Company

as

of

June

30,

2023,

omitting

subsidiaries

which,

considered

in

the
aggregate, would not constitute a significant subsidiary.

NAME WHERE ORGANIZED
Cash Connect Capital Proprietary Limited

Republic of South Africa
Cash Connect Management Solutions (Pty) Ltd Republic of South Africa
Cash Connect Rentals Proprietary Limited

Republic of South Africa
Deposit Manager Proprietary Limited Republic of South Africa
EasyPay (Pty) Ltd Republic of South Africa
EasyPay Cash (Pty) Ltd (formerly named RMT Systems (Pty)
Ltd)

Republic of South Africa
EasyPay Financial Services (Pty) Ltd (formerly Moneyline
Financial Services (Pty) Ltd)
Republic of South Africa
K2021477132 (South Africa) Proprietary Limited Republic of South Africa
K2020263969 (South Africa) Proprietary Limited Republic of South Africa
Kazang Prepaid Proprietary Limited Republic of Botswana
Kazang Prepaid Namibia (Pty) Republic of Namibia
Kwande Group (Pty) Ltd Republic of South Africa
Main Street 1723 Proprietary Limited Republic of South Africa
Manje Mobile Electronic Payment Services (Pty) Ltd Republic of South Africa
Lesaka Technologies

(Pty) Ltd (formerly named Net1 Applied
Technologies South

Africa (Pty) Ltd)
Republic of South Africa
Net1 Finance Holdings (Pty) Ltd Republic of South Africa
Net1 Mobile Solutions (Pty) Ltd Republic of South Africa
Net1 Universal Electronic Technological

Solutions (Pty) Ltd
Republic of South Africa
Prism Holdings (Pty) Ltd Republic of South Africa
Prism Payment Technologies

(Pty) Ltd
Republic of South Africa
The Smart Life Insurance Company Limited Republic of South Africa
Masterpayment GmbH
Federal Republic of Germany

Transact24 Limited Hong Kong Special Administrative Region of the People's
Republic of China
SmartSwitch Netherlands Holdings BV Netherlands
Net1 Applied Technologies

Netherlands BV
Netherlands
NUEP Holdings S.a.r.l. Luxembourg